Exhibit (d)
YORKE CAPITAL
CORPORATION
Subscription Agreement
Common Stock

An investment in shares of our common stock are subject to the following risks:

•	You should not expect to be able to sell your shares of common stock regardless of how we perform.

•	If you are able to sell your shares of common stock, you will likely receive less than your purchase price.

•
We do not intend to list our shares of common stock on any securities exchange during, or for what may be a significant time after, the offering period, and we do not expect a secondary market in the shares of common stock to develop.

•	You should consider that you may not have access to the money you invest for an indefinite period of time.

•	An investment in our shares of common stock is not suitable for you if you need access to the money you invest.

•	Because the Company’s investors will be unable to sell their common shares, its common shareholders will be unable to reduce their exposure on any market downturn.

•
Although the company intends to list its shares no sooner than twelve (12) months following satisfaction of the minimum offering, there is no guarantee that it will be successful at obtaining such a listing within that time frame, if at all.

•
We may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid.

•
We intend to invest primarily in senior secured loans and equity positions of private U.S. LMM Companies.  However, there is no limit on the amount of subordinated debt and selected equity investments in which we may invest. For our senior secured and second lien secured loans, the collateral securing these investments may decrease in value or lose its entire value over time or may fluctuate based on the performance of the portfolio company, which may lead to a loss in principal. Subordinated debt investments are typically unsecured, and this may involve a heightened level of risk, including a loss of principal or the loss of the entire investment. In addition, our senior secured and second lien secured loan investments may be callable by the issuer at any time, which may decrease our returns on such investments. Our subordinated debt investments, if made, will likely have customary call protections, but such investments generally may be called by the issuer prior to their stated maturity, which may decrease our returns on such investments. Our private equity positions enable us to accumulate capital gains as a portfolio company grows in value. However, there can be no guarantee that a portfolio company will see any such gains and we may lose our entire equity investment.

The undersigned hereby tenders this subscription agreement (“Subscription Agreement”) and applies for the purchase of the number of shares of common stock (the “Shares”) of Yorke Capital Corporation, a Maryland corporation (sometimes referred to herein as the “Company”) set forth below.

1. INVESTMENT
Amount of subscription $__________________ ☐ Initial Investment (minimum of $5,000) -OR - ☐ Additional Investment in this Offering (minimum of $500)
☐    Shares are being purchased net of commissions (check this box only if purchase is pursuant to a wrap fee arrangement, by a registered representative on his/her own behalf, or by an affiliate of Yorke Capital Corporation.)

2. TYPE OF OWNERSHIP (Select only one)
☐   Individual (one signature required)

☐   Joint Tenants with Right of Survivorship (all parties must sign)

☐   Community Property (all parties must sign)

☐   Tenants in Common (all parties must sign)

☐   Uniform Gift to Minors Act State of ___________________
       (custodian signature required)

☐   Qualified Pension or Profit Sharing Plan (include Plan
       Documents)

☐   Trust (include Trust Agreement title and signature pages;
       authorized signature required)

☐   Corporation (include Corporate Resolution; authorized signature required)

☐   Partnership (include Partnership Agreement; authorized signature required)

☐   Other (specify and include title and signature pages of
       organizational document; authorized signature required)
 _______________________________________________

☐   Custodial Arrangement  (one signature required)

   ☐IRA     ☐ROTH IRA    ☐ SEP    ☐KEOGH

   ☐OTHER____________________________

Custodian Information (to be completed by custodian)

Custodian Name_________________________

Mailing Address_________________________

                          _________________________

Custodian Tax ID # _______________________

Investor’s Account # ______________________

Custodian Phone # ________________________

3. INVESTOR INFORMATION (Select only one)
All Investors
Investor Name (Primary accountholder or entity name; complete name as Shares should be registered)
3. INVESTOR INFORMATION (Continued)
Social Security/Taxpayer Identification Number	Country of Citizenship/Domicile	Date of Birth/Formation
Complete Mailing Address
Complete Street Address (required of mailing address is a P.O. Box)
Daytime Phone Number	E-mail

Joint Investor/Minor (if applicable)
Joint Investor/Minor Name (complete name as Shares should be registered)
Social Security Number	Country of Citizenship	Date of Birth
Complete Mailing Address (if different from above)
Trust Account (provide the following additional information)
Name(s) of Trustee(s)
Name(s) of Beneficial Owner(s)
Beneficial Owner(s) Street Address
Beneficial Owner(s) Social Security Number(s)	Beneficial Owner(s) Date of Birth	Beneficial Owner(s) Occupation
5. ACKNOWLEDGEMENT OF DISTRIBUTION REINVESTMENT PLAN

By signing this Subscription Agreement in Section 8 below, I acknowledge that I will be automatically enrolled in the Yorke Capital Corporation Distribution Reinvestment Plan, unless indicated otherwise below. This plan provides for reinvestment of my dividends and other distributions. I hereby acknowledge that I have been provided with the opportunity to review the Company’s distribution reinvestment plan.

I agree to notify the Company and the broker-dealer named in this Subscription Agreement in writing if at any time I am unable to make any of the representations and warranties set forth in the prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 8 below.  This requirement will expire if and when my Shares are deemed to be “covered securities” by virtue of them being listed on a national securities exchange or otherwise.

☐     I wish to receive cash in lieu of reinvesting my dividends and distributions.   I choose to have distribution mailed to me at the address listed in Section 3.

☐     I wish to receive cash in lieu of reinvesting my dividends and distributions.  I choose to have distributions deposited in checking, savings or brokerage account.  (Please fill out and submit the Distribution Instructions Form.)

6. CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS
o
By checking this box, I authorize Yorke Capital Corporation., in lieu of sending me documents by mail, to make  available on its website at www.yorkecap.com its quarterly reports, annual reports, proxy statements, prospectus supplements, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available.
(if you elect this option you must provide an e-mail address in Section 3 above.)

7. TAX CERTIFICATIONS

U.S. Investors: Substitute IRS Form W-9 Certification

I (we) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my investment in the Company.  Under penalties of perjury, each investor signing below certifies that (a) the number shown in the Investor Social Security Number / Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number; (b) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back up withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. person (Including a non-resident alien).  Note:  You must cross out item (b) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on  your tax return.
Non-U.S. Investors:  Complete and Return IRS Form W-8BEN (or, W-8ECI, W-8EXP, or W-8IMY)

Most non-U.S. investors will need to complete Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for U.S. Tax withholding.  However, certain non-U.S. taxpayers (including those that are engaged in a U.S. trade or business, are foreign governments or are foreign intermediaries) will instead need to complete Form W-8ECI, Form W-8EXP or Form W-8IMY.  These forms, and their instructions, may be obtained from your financial adviser or from the IRS website at http://www.irs.gov.  The applicable completed form must be returned along with this Subscription Agreement.

8. INVESTOR REPRESENTATIONS AND SIGNATURES
Please carefully read and separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf.

In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:
All Investors must read and initial the following statements:
(a) I (we) have received, at least five (5) business days prior to the signature date below, the prospectus of the Company dated [            ], 2014 relating to the Shares, including all Supplements and amendments thereto, wherein the terms and conditions of the offering are described and agree to be bound by the terms and conditions therein.
(b) I am (we are) purchasing the Shares for my (our) own account.
(c) I (we) acknowledge that the Shares are not liquid, there is no public market forthe Shares, and I (we) may not be able to sell the Shares.
(d) I (we) certify that I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings, and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year of a minimum of $70,000 annual gross income; or (iii) if an entity, that either the entity or all the equity owners or beneficial owners of the entity meet the suitability requirements of parts (i) or (ii) of this Section 8(d); or (iv) if my (our) state of primary residence is listed below, that I (we) meet the higher suitability requirements imposed by my (our) state.
Investors residing in the following states only, read and initial the statement applicable to your state:
(e) If I am (we are) a resident of  Alabama, I (we) certify that this investment, together with other similar investments, does not exceed 10% of my (our) liquid net worth.
(f) If I am (we are) a resident of California, I (we) certify that I (we), in addition to the suitability standards noted above, I (we) have limited my (our) investment to 10% of my (our) net worth (excluding home, home furnishings, and automobiles).
(g) If I am (we are) a resident of Iowa, I (we) certify that in addition to the suitability standards noted above, I (we) have either (i) a net worth of $100,000 and annual gross income of $100,000, or (ii) a net worth of $350,000.   I (we) also certify that this investment does not exceed
(h) 10% of my (our) liquid net worth.
(i) If I am (we are) a resident of Kansas, I (we) certify that I am (we are) aware that the Office of the Kansas Securities Commissioner recommends that this investment, together with other similar investments, does not exceed 10% of my (our) liquid net worth.
(j) If I am (we are) a resident of Kentucky, I (we) certify that I (we) have either (i) a liquid net worth of $85,000 and annual gross income of $85,000, or (ii) a liquid net worth of $300,000. Additionally, I (we) certify that this investment does not exceed 10% of my (our) liquid net worth.
Investor Joint Investor

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(k) If I am (we are) a resident of Maine, I (we) certify that I am (we are) aware that the Main Office of Securities recommends that a Maine investor’s liquid net worth.
(l) If I am (we are) a resident of Massachusetts, I (we) certify that I am (we are) aware that the Office of the Massachusetts Securities Division recommends that this investment, together with other similar investments, does not exceed 10% of my (our) liquid net worth.
(m) If I am (we are) a resident of Nebraska, I (we) certify that I (we) have either (i) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (ii) a net worth of at least $500,000. I (we) also certify that I (we) will not invest more than 10% of my (our) net worth in this offering.
(n) If I am (we are) a resident of New Jersey, I (we) certify that I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $85,000 or more; or (ii) a liquid net worth of $300,000. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.
(o) If I am (we are) a resident of New Mexico, I (we) certify that I (we) will limit my (our) investment in Yorke Capital Corporation and other non-traded BDCs to 10% of my (our) liquid net worth.
(p) If I am (we are) a resident of North Dakota, I (we) certify that I (we) have a net worth at least ten times my (our) investment in the Company and their affiliates and that we meet the above suitability standards.
(q) If I am (we are) a current resident of Ohio, I (we) certify that this investment, together with other investments in the Company and its affiliates or in other non-traded business development companies, does not exceed 10%of my (our) liquid net worth.
(r) If I am (we are) a resident of Oklahoma, I (we) certify that this investment does not exceed 10% of my (our) net worth (exclusive of home, home furnishings, and automobiles).
(s) If I am (we are) a resident of Oregon, I (we) certify that this investment does not exceed 10% of my (our) liquid net worth.
(t) If I am (we are) a resident of Tennessee, I (we) certify that I (we) have either (i) a minimum annual gross income of $85,000 and a minimum net worth of $85,000, or (ii) a minimum net worth of $350,000 exclusive of home, home furnishings and automobiles. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.

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By signing below, you hereby agree that if the subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the prospectus.  You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion.  You understand that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 30 days from the date your subscription is received, and that the sale of Shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date you have received a final prospectus.   Residents of the state of Maine, Massachusetts, Minnesota, Missouri, Nebraska and Ohio who first received the prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.  By signing this subscription agreement, you are not waiving any rights under the federal or state securities laws.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the prospectus;  there are risks associated with an investment in the Shares and you should rely only on the information contained in the prospectus and not on any other information or representations from other sources; and  you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to accept your subscription.  Required information includes name, date of birth, permanent residential address and Social Security / Taxpayer Identification Number.  We may also ask to see other identifying documents.  If you do not provide the information, the Company may not be able to accept your subscription. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct.  You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then-current financial adviser.  If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include not accepting your subscription.  The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

No public market exists for our Shares.  Although we expect to list our Shares on a national securities exchange within 36 months of meeting the minimum offering requirement, we may not be able to do so.   Until our Shares are listed, you should not expect to be able to resell your shares regardless of how we perform.  In addition, we will not repurchase your shares.  Accordingly, before making an investment you should consider that you will not have access to your money at least until the Shares are listed on a national securities exchange.  See “Liquidity Strategy” on page [   ] of prospectus.

Investor Signature
Printed Name of Investor or Authorized Person	Printed Name of Joint Investor or Authorized Person
Signature of Investor or Authorized Person	Signature of Joint Investor or Authorized Person
Date	Date

9. BROKER-DEALER SIGNATURE
The undersigned confirms on behalf of the Broker-Dealer that it (i) is registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) has delivered a current prospectus and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the investor is purchasing these Shares for his/her own account; and (vii) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing Yorke Capital Corporation, and the tax consequences of purchasing and owing Shares.  The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his/her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker-Dealer	Registered Representative Name
Broker-Dealer Mailing Address
Rep Number/Branch Number	Telephone Number
Registered Representative Signature
Principal Signature on behalf of Broker-Dealer (if required by Broker-Dealer)

10. INVESTMENT INSTRUCTIONS
Pre Escrow Break: Until we have raised $1,000,000 from persons who are not affiliated with us or our investment adviser:	Post Escrow Break: Once we have raised $1,000,000 from persons who are not affiliated with us or our investment adviser:
☐ Payment By Check- Deliver checks together with this Subscription Agreement, made payable to “UMB Bank, NA, as escrow agent for Yorke Capital Corporation.”	☐ Payment By Check- Deliver checks together with this Subscription Agreement, made payable to “Yorke Capital Corporation.”
☐ Payment By Wire Transfer- Initiate wire transfers at the time of delivery of this Subscription Agreement: Account Name: Reference: Account Number: Routing Number: Bank Name: UMB Bank, N.A.	☐ Payment By Wire Transfer- Initiate wire transfers at the time of delivery of this Subscription Agreement: Account Name: Account Number: Routing Number: Bank Name: Bank Location:
Forward completed and executed Subscription Agreements to your Broker-Dealers: countersign above and deliver to address below.  Broker-Dealers may contact Orchard Securities, LLC with questions, at (801) xxx-xxxx or Yorkecapital@___________

Via Regular Mail: Yorke Capital Corporation c/o Orchard Securities, LLC 170 Interstate Plaza, Suite 320, Lehi, Utah 84043	Via Regular Mail: Yorke Capital Corporation c/o Orchard Securities, LLC 170 Interstate Plaza, Suite 320, Lehi, Utah 84043

    You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus.  If any such information of statements are given or made, you should not rely upon such information or representation.  This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  This prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PROSPECTUS